UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) March 23, 2021

Commission File Number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Commission File Number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.

1-11299	ENTERGY CORPORATION	1-10764	ENTERGY ARKANSAS, LLC
	(a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000		(a Texas limited liability company) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000
	72-1229752		83-1918668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Entergy Corporation	Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
	Common Stock, $0.01 Par Value	ETR	NYSE Chicago, Inc.

Entergy Arkansas, LLC	Mortgage Bonds, 4.875% Series due September 2066	EAI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01. Regulation FD Disclosure

On March 22, 2021, Arkansas Governor Asa Hutchinson signed HB1662 into law. The law clarifies aspects of Arkansas’ original formula rate plan (“FRP”) legislation enacted in 2015, including with respect to authorized return on equity (“ROE”), the extension of a formula rate plan, the methodology for the netting adjustment, and debt and equity levels, and reaffirms the customer protections of the original FRP legislation, including the cap on annual FRP rate changes to ensure stable and reasonable overall rates. Entergy Arkansas, LLC (“Entergy Arkansas”) is pleased with the new law and believes that it should provide additional certainty around the terms of its formula rate plan and renewal. This law is the result of extensive collaboration among several key stakeholders in an effort intended to ensure an overall outcome that balances the interests of all stakeholders.

Now that HB1662 is law, Entergy Arkansas intends to work collaboratively with the Arkansas Public Service Commission (“APSC”) Staff and stakeholders to help achieve a timely implementation of the law in Entergy Arkansas’ rates. As part of that process, and although Entergy Arkansas is prepared to move forward based on the terms of HB1662, Entergy Arkansas has indicated it would be willing to consider a 10 basis point reduction in ROE for the term of the FRP extension if such a concession would help secure timely implementation. If the parties agree to an ROE reduction as part of a plan to expedite the implementation of the new law, Entergy Arkansas will support the filing of an amendment to SB489, which is pending in the Arkansas General Assembly, to effectuate that change. The Arkansas General Assembly is set to adjourn on April 30th.

Implementation of the legislation is expected to entail APSC action to substitute a revised 2021 FRP rate change for the rate change the APSC previously ordered, as well as amendments to Entergy Arkansas’ FRP tariff to implement the provisions of the legislation. Upon completion of this process at the APSC, prompt implementation in rates is expected. Entergy Arkansas is grateful for the support of all parties and the action of the Arkansas House, Senate, and Governor. Entergy Arkansas believes that the clarification and certainty offered by the new law will allow Entergy Arkansas to continue to invest in the State of Arkansas for the benefit of its customers and the state’s overall economy.

Forward-Looking Statements

In this Item 7.01, and from time to time, Entergy Corporation and Entergy Arkansas (collectively, “Entergy”) make certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s expectations regarding Arkansas HB1662 and SB489 and the related impact on Entergy Arkansas’ formula rate plan and return on equity and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this Current Report on Form 8-K and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by Entergy Arkansas and (2) implementation of the ratemaking effects of changes in law; (c) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy Arkansas; and (d) effects of changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Arkansas, LLC

By: /s/ Marcus V. Brown
Marcus V. Brown
Executive Vice President and
General Counsel
Dated: March 23, 2021